UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2022 (March 22, 2022)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	UEPS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

As previously announced, on October 31, 2021, Net 1 UEPS Technologies, Inc. ("Net1"), entered into a Sale of Shares Agreement (the "Sale Agreement") with Net1 Applied Technologies South Africa Proprietary Limited ("Net1 SA"), the Sellers (as defined in the Sale Agreement), Cash Connect Management Solutions Proprietary Limited ("CCMS"), Ovobix (RF) Proprietary Limited ("Ovobix"), Luxanio 227 Proprietary Limited ("Luxanio") and K2021477132 (South Africa) Proprietary Limited ("K2021" and together with CCMS, Ovobix and Luxanio, the "Target Companies"). The closing of the transaction is subject to the entry into definitive agreements by Net1 SA for an aggregate of ZAR 2.35 billion in debt financing to be provided by FirstRand Bank Limited (acting through its Rand Merchant Bank division) ("RMB" or the "Lenders") and satisfying the conditions precedent for funding thereunder, of which ZAR 1.1 billion relates to the financing agreements described below and ZAR 1.25 billion related to finance agreements signed between CCMS and RMB.

On March 22, 2022, the USD/ZAR exchange rate was $1: ZAR 14.881248.

March 2022 amendment letters to loan agreements

On January 24, 2022, Net1, through Net1 SA, entered into a Fourth Amendment and Restatement Agreement, which includes, among other agreements, an Amended and Restated Common Terms Agreement ("CTA"), a Senior Facility G Agreement and a Senior Facility H Agreement (collectively, the "Loan Documents") with RMB and Main Street 1692 (RF) Proprietary Limited ("Debt Guarantor"), a South African company incorporated for the sole purpose of holding collateral for the benefit of the Lenders and acting as debt guarantor, and certain other parties. Net1 agreed to guarantee the obligations of Net1 SA to the Lenders.

On March 22, 2022, Net1 SA and RMB, in its capacity as Facility Agent, entered a letter agreement to amend the CTA and Senior Facility G Agreement ("CTA and Facility G Amendment Letter"). The parties to this letter agreed to (i) increase Facility G from ZAR 750.0 million to ZAR 768.975 million, (ii) insert certain definitions and (iii) amend certain of the discussion trigger events.

On March 22, 2022, Net1 and RMB, in its capacity as Facility Agent, entered a letter agreement to amend the CTA and Senior Facility H Agreement ("CTA and Facility H Amendment Letter"). The parties to this letter agreed to amend the CTA to (i) allow for a reduction in the Minimum Group Cash Balances (as defined in the Loan Documents) to ZAR 225.0 million until April 30, 2022 provided this is as a result of certain cash balances currently held as security in favor of Nedbank Limited, (ii) allow for an equivalent reduction in the Minimum Group Cash Balance to below ZAR 300 million, to the extent credit support provided by the VCP Investment Fund and/ or VCP Investment Portfolios ("VCP Investors") exceeds ZAR 350 million, but such reduction is limited to ZAR 80 million, and (iii) include an undertaking discussion trigger event under which the Facility Agent shall have a right to discuss increasing the value of shares that VCP Investors are obliged to subscribe for to the extent Net1 SA's Group Cash Balances fall below ZAR 340 million after April 30, 2022.

The Loan Documents, as amended, will become effective upon closing the transaction to acquire the Target Companies.

VCP Agreement

On March 22, 2022, Net1 and Net1 SA entered into a Securities Purchase Agreement (the "VCP Agreement") with Value Capital Partners Proprietary Limited ("VCP") whereby VCP will procure that one or more funds under its management (the "Purchasing Funds") will subscribe for, and Net1 will have the obligation to issue and sell to the Purchasing Funds, ZAR 350.0 million of common stock of Net1 if (i) an event of default occurs under Facility G or Facility H, (ii) Net1 SA fails to pay all outstanding amounts in respect of Facility H on the maturity date of such facility, or (iii) the market capitalization of Net1 on the Nasdaq Capital Market (based on the closing price on such exchange) falls and remains below the U.S. dollar equivalent of ZAR 2.6 billion on more than one day. The VCP Agreement contains customary representations and warranties from Net1 and VCP and covenants from Net1 and Net1 SA. In connection with the VCP Agreement, Net1 SA agreed to pay VCP a commitment fee in an amount equal to ZAR 5.25 million.

Additionally, Net1, Net1 SA and VCP entered into a Step-In Rights Letter on March 22, 2022 with RMB, which provides RMB with step in rights to perform the obligations or enforce the rights of Net1 and Net1 SA under the VCP Agreement to the extent that Net1 and Net1 SA fail to do so and do not remedy such failure within two business days of notice of such failure.

The foregoing description of the CTA and Facility G Amendment Letter, the CTA and Facility H Amendment Letter and VCP Agreement does not purport to be complete and are qualified in their entirety by reference to the full text thereof, copies of which are attached hereto as Exhibits 10.1 through 10.3 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
10.1	Letter Agreement to amend the CTA and Senior Facility G Agreement, dated March 22, 2022, between Net1 Applied Technologies South Africa Proprietary Limited and FirstRand Bank Limited (acting through its Rand Merchant Bank division), as facility agent
10.2	Letter Agreement to amend the CTA and Senior Facility H Agreement, dated March 22, 2022, between Net1 Applied Technologies South Africa Proprietary Limited and FirstRand Bank Limited (acting through its Rand Merchant Bank division), as facility agent
10.3	Securities Purchase Agreement, dated March 22, 2022, among Net1 UEPS Technologies, Inc., Net1 Applied Technologies South Africa Proprietary Limited and Value Capital Partners Proprietary Limited
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: March 28, 2022	By:	/s/ Naeem E. Kola
	Name:	Naeem E. Kola
	Title:	Group Chief Financial Officer